PROSPECTUS AND			PRICING SUPPLEMENT NO. 50
PROSPECTUS SUPPLEMENT,		Effective at 12:30 PM ET
each dated January 12, 1999	July 13, 2000
CUSIP: 24422EMK2			Commission File No.: 333-69601
					Filed pursuant to Rule 424(b)(3)


		U.S. $685,850,000

	John Deere Capital Corporation

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each January 18, July 18,
commencing on January 18,
2001, and at Maturity

PRINCIPAL AMOUNT:                   $200,000,000

DATE OF ISSUE:				July 18, 2000

MATURITY DATE:				July 18, 2002

INTEREST RATE:				7.25% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			J.P. Morgan Securities Inc.
                                    as agent has offered the
						Senior Notes for sale at a
						price of 99.963% of the
						aggregate principal amount
						of the Senior Notes.





J.P. Morgan Securities Inc.